EXECUTION VERSION

STOCK SUBSCRIPTION AGREEMENT, dated as of March 24, 2010 (this “Agreement”), by and among Castlerigg PNG Investments, LLC (the “Subscriber”) and Applied Natural Gas Fuels, Inc., a Nevada corporation (the “Corporation”), which is the successor to the assets and express liabilities of PNG Ventures, Inc. and certain of its affiliates.

WHEREAS, the Subscriber hereby subscribes for 5,300,000 shares (collectively, the “Shares”) of common stock, $0.001 par value per share, of the Corporation, and the Corporation hereby issues to the Subscriber the Shares in consideration of the funding of the Plan of Reorganization of the predecessor to the Corporation filed in connection with the commencement of cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware on September 9, 2009, the receipt of which is hereby acknowledged.

NOW, THEREFORE, in consideration of the foregoing and of the agreements set forth below, the parties agree as follows:

1.	Representations and Warranties of the Corporation.

a)	The Corporation represents and warrants to the Subscriber as of the date hereof as set forth below:

i.
The Corporation is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. The Corporation is qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to so qualify, be licensed or be in good standing, individually or in the aggregate, could have a material adverse effect on the Corporation.

ii.
The Corporation has all requisite power and authority to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement, and the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action (corporate or otherwise) on the part of the Corporation and this Agreement has been duly executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

iii.
The authorization, issuance, sale and delivery of the Shares have been duly authorized by all requisite action of the Corporation’s board of directors. The Shares will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case, created by the Corporation, other than as contemplated by the Shareholders’ Agreement or the Charter.

iv.
The execution, delivery and performance of this Agreement by the Corporation and the consummation of the transactions contemplated hereby shall not (a) violate any Law applicable to the Corporation or any of its assets or (b) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Lien (x) upon any of the Corporation’s assets or (y) under any provision of (i) the Charter or the Corporation’s Bylaws, (ii) any permit or (iii) any other Contract to which the Corporation is a party or by which its assets are or may be bound.

2.	Representations and Warranties of the Subscriber:

a)	The Subscriber represents and warrants to the Corporation as of the date hereof as set forth below:

i.
The Subscriber is acquiring the Shares for its own account, for investment and not with a view to the distribution or resale thereof except in compliance with the Shareholders’ Agreement, dated as of March 24, 2010 (the “Shareholders’ Agreement”), among the Corporation and the investors that are party thereto.  The Subscriber understands that such Shares have not been registered under the Securities Act or any state securities or blue sky laws, by reason of their issuance in a transaction or the Shares being exempt from the registration requirements thereunder and may not be resold unless a subsequent disposition thereof is registered thereunder (the Corporation being under no obligation to so register) or is exempt from registration thereunder.

ii.
The Subscriber understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Subscriber) promulgated under the Securities Act depends on the satisfaction of various conditions that, if applicable, Rule 144 may only afford the basis for sales of the Shares under certain circumstances in limited amounts.

iii.
The Subscriber has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable it to understand and evaluate the risks of investment in the Shares and to form an investment decision with respect thereto.

iv.	The Subscriber has no need for liquidity in its investment in the Shares, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

3.	Securities Law Compliance; Legends.

a)	The Shares shall be subject to the restrictions set forth in the Shareholders’ Agreement.

4.	Miscellaneous.

a)	Definitions. The following terms have the following meanings:

i.	“Bylaws” shall mean the bylaws of the Corporation (as the same may be amended, modified or supplemented from time-to-time after the date hereof).

ii.
“Charter” means the Amended and Restated Articles of Incorporation of the Corporation in effect at the time in question, as the same may be amended, modified or supplemented from time-to-time after the date hereof.

iii.
“Contract” means any written or oral contract, agreement, permit, loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, concession, franchise or license.

iv.	“Governmental Entity” means any federal, state or local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency.

v.
“Law” means any law (both common and statutory law and civil and criminal law), treaty, convention, rule, directive, legislation, ordinance, regulatory code (including, without limitation, statutory instruments, guidance notes, circulars, directives, decisions, rules and regulations) or similar provision having the force of law or an order of any Governmental Entity or any self regulatory organization

vi.	“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

vii.
“Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

viii.	“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder.

b)
No Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives and heirs and estates.

c)
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the transactions contemplated hereby

d)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Corporation may not assign any of its rights under this Agreement without the express prior written consent of the Subscriber.

e)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single instrument. Execution and delivery of this Agreement by electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Agreement by such party. Such electronic copies shall constitute enforceable original documents.

f)
Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Corporation:

Applied Natural Gas Fuels, Inc.
5310 Harvest Hill Road, Suite 229
Dallas, TX 75230
Attention:  Cem Hacioglu
Telephone:  (214) 666-6251
Facsimile:  (214) 613-0230

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP
997 Lenox Drive, Bldg. 3
Lawrenceville, NJ 08648
Attention: Hal L. Baume, Esq.

Telephone:  (609) 895-3302
Facsimile:  (609) 896-1469

if to the Subscriber:

Castlerigg PNG Investments, LLC
c/o Sandell Asset Management Corp.
40 West 57th Street, 26th Floor
New York, NY 10019
Attn:  Matthew Pliskin
Telephone:  (212) 603-5700
Facsimile:  (212) 603-5710

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention:  Bradley C. Vaiana, Esq.
Telephone: (212) 294-2610
Facsimile: (212) 294-4700;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a business day or, if not a business day, the next succeeding business day, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile, when delivered if a business day or, if not a business day, the next succeeding business day, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted

g)
Governing Law; Consent to Jurisdiction and Venue, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

ANY PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN

RESPECT OF ANY SUCH PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

h)	Amendments. This Agreement may be modified, supplemented or amended only by a written instrument executed by all parties hereto.

i)
Headings.  The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

j)
Further Assurances.  At all times on and after the date hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other documents or instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

k)
Severability.  If any particular provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Stock Subscription Agreement to be duly executed as of the date first written above.

CASTLERIGG PNG INVESTMENTS, LLC
By: Castlerigg Master Investments, Ltd., Managing Member

By:             /s/ Thomas E. Sandell
Name: Thomas E. Sandell
Title: Chief Executive Officer of Sandell Asset
       Management Corp., investment manager

Applied Natural Gas Fuels, Inc.

By:             /s/ Cem Hacioglu
Name:  Cem Hacioglu
Title:    President & CEO